                                                                   Exhibit 10.4


                            THIRD AMENDMENT TO LEASE

                       STATE TEACHERS' RETIREMENT SYSTEM
                             1840 Century Park East
                         Los Angeles, California 90067

                          Date: As of January 1, 1995


KERR GROUP, INC.
1840 Century Park East
Los Angeles, California 90067
Attn:  Mr. Larry Knipple

                 Re: Amendment of that certain Lease dated March 11, 1986 (the "OFFICE LEASE"), between Northrop Corporation, predecessor-in-interest to State Teachers' Retirement System, a retirement system created pursuant to the laws of the State of California ("LANDLORD") and Kerr Glass Manufacturing Corporation, predecessor-in-interest to Kerr Group, Inc., a Delaware corporation ("TENANT"), as amended by that certain Amendment to Lease dated September 30, 1986 between Landlord and Tenant (the "FIRST AMENDMENT"), and that certain Amendment to Lease #2 dated August 17, 1989 between Landlord and Tenant (the "SECOND AMENDMENT") concerning approximately 40,215 rentable square feet of space located on the fourth (4th), fifth (5th) and sixth (6th) floors and commonly known as Suites 400, 450, 500, 640, 650 and 660 (collectively the
                          "EXISTING PREMISES") in the building located at 1840 Century Park East (the "BUILDING"). The Office Lease, First Amendment and Second Amendment are referred to herein collectively as the "LEASE."

Ladies and Gentlemen:

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to and do hereby amend the Lease in the following respects.

         1. Premises. As of January 1, 1995 (the "NEW PREMISES COMMENCEMENT DATE"), the "PREMISES" shall consist of the "New Premises" and the "Subleased Premises," as those terms are defined in this Section 1 and Section 6.1, below, respectively. The "NEW PREMISES" shall contain approximately 23,166 rentable (21,148 usable) square feet of space in the Building, consisting of, collectively, Suite 450, containing approximately 3,803 rentable (3,311 usable) square feet, Suite 500, containing approximately 16,678 rentable (15,616 usable) square feet,


                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

and Suite 650, containing approximately 2,685 rentable (2,221 usable) square feet of space. The New Premises are further described on Exhibit "A", attached hereto.

         2. Term. The Termination Date of the New Premises is hereby extended to midnight on December 31, 2004. The termination date of the Subleased Premises shall remain October 31, 1996, as set forth in Section 6.1, below.

         3.      Base Rent.

                 3.1 Base Rent. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant hereby agree that as of the New Premises Commencement Date, Base Rent for the New Premises shall be as set forth below.

                                                                                        Annual Base Rent
       New Premises -               Total Annual             Total Monthly               (per rentable
    Months of Lease Term              Base Rent            Amount of Base Rent            square foot)
    --------------------              ---------            -------------------            ------------
       January, 1995-                $544,401.00               $45,366.75                    $23.50
       December, 1999
       January, 2000-                $648,648.00               $54,054.00                    $28.00
       December, 2004

3.2 Rent Credit Period. Tenant shall not be required to pay an amount equal to Forty-Five Thousand Three Hundred Sixty-Six and 75/100 Dollars ($45,366.75) per month for the period from January, 1995 through June, 1995, which amount is equal to the monthly Base Rent for the New Premises which is attributable to the first six (6) months of the Term beginning on the New Premises Commencement Date.

         4.      Building Operating Costs.

                 4.1 Base Year. As of the New Premises Commencement Date, the Base Year for purposes of determining Tenant's Proportionate Share of the Building Operating Costs for the New Premises only shall be the calendar year 1995.

                 4.2 Tenant's Proportionate Share. As of the New Premises Commencement Date, Tenant's Proportionate Share of Building Operating Costs for the New Premises only shall be 7.683%.

                 4.3      Building Operating Expenses.

                          4.3.1   Capital Improvements.  Notwithstanding
anything to the contrary set forth in the Lease, as of the New Premises Commencement Date, Subsection 4(b)(1)(b) is





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                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

hereby modified such that the following is included in the definition of "Building Operating Costs":

"The cost of capital improvements or other costs incurred in connection with the Building (A) which are intended as a labor-saving device or to affect other economies in the operation or maintenance of the Building, or any portion thereof, or (B) that are required under any governmental law or regulation but which were not so required in connection with the Building or Land as of the New Premises Commencement Date, provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall reasonably determine. Notwithstanding anything in item (B), above, to the contrary, in no event shall
(i) the aggregate cost of items and expenses to be included in Tenant's Proportionate Share of Building Operating Costs pursuant to the terms of item
(B), above, exceed an amount equal to (a) 60/100 Dollars ($.60) per rentable square foot of the Premises at any given time during the period from January, 1995 through December, 1999, and (b) 90/100 Dollars ($.90) per rentable square foot of the Premises at any given time during the period from January, 2000 through December, 2004, and (ii) any capital costs incurred by Landlord as a result of the January, 1994 Northridge earthquake (including but not limited to any costs incurred as a result of Los Angeles City Municipal Ordinance No. 170406) be included in Tenant's Proportionate Share of Building Operating Costs."

                          4.3.2   As of the New Premises Commencement Date,
Subsection 4(b)(1)(a) is hereby modified such that the following language is added after the last sentence therein:

"The amount of all taxes payable by Landlord under this Lease for the 1995 Base Year shall be known as "Base Taxes". If in any comparison year subsequent to the Base Year, the amount of all taxes payable under this Lease by Landlord decreases to an amount less than the Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in taxes occurred, the Base Year Operating Costs shall be decreased by an amount equal to the reduction in taxes below the amount of the Base Taxes. In addition, anything contained in the Lease to the contrary notwithstanding, Tenant acknowledges and agrees that for so long as the Building and Land is owned by the State of California or any local public entity of government, including, without limitation, a state public retirement system, this Lease and the Tenant's interest hereunder may constitute a possessory interest subject to the payment of property taxes levied on the "full cash value" of that interest (the "POSSESSORY INTEREST TAX"). The full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest upon which property taxes will be based will equal the greater of (A) the full cash value of the possessory interest, or (B) if Tenant has leased less than all of the Building and Land, Tenant's Proportionate Share of the full cash value of the Building and Land that would have been enrolled if the Building and Land had been subject to property tax upon acquisition by the state public retirement system; provided, however, that Landlord





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                                                              [Kerr Group, Inc.]
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agrees that during the remainder of the Lease Term commencing on the New
Premises Commencement Date that the Possessory Interest Tax allocable to Tenant shall not exceed Tenant's Proportionate Share of the ad valorem real property taxes that would have otherwise been payable by Tenant under this Lease."

         5. Rent Reimbursement. Upon the full execution and delivery of this Third Amendment to Lease, Landlord shall deliver to Tenant a check in the amount of Two Hundred Ninety-Two Thousand Two Hundred Fifty-Five and 11/100 Dollars ($292,255.11), which amount is equal to the sum of (i) the Base Rent paid by Tenant under the Lease for the New Premises and the Subleased Premises in excess of that due under this Third Amendment to Lease for the months of January through March, 1995, (ii) the Base Rent paid by Tenant under the Lease for "Suite 660", as that term is defined below, for the months of January through March, 1995, (iii) all of Tenant's Proportionate Share of Building Operating Costs for the New Premises and the Subleased Premises paid by Tenant to Landlord for the months of January through March, 1995, and (iv) any monthly parking expenses, exclusive of taxes, paid by Tenant under the Lease for the months of January through March, 1995, for up to sixty-six (66) unreserved parking passes.

         6.      Subleased Premises.

                 6.1 Term. Tenant has sublet a portion of the Existing Premises (other than the New Premises) which consists of (i) approximately 2,843 rentable square feet commonly known as Suite 640 and located on the sixth
(6th) floor of the Building ("SUITE 640") and (ii) approximately 12,876 rentable square feet commonly known as Suite 400 and located on the fourth
(4th) floor of the Building ("SUITE 400") (collectively, "SUBLEASED PREMISES"). The Subleased Premises are further described on Exhibit "A" attached hereto. Tenant shall continue to lease the Subleased Premises through October 31, 1996 (the "SUBLEASED PREMISES TERMINATION DATE"), pursuant to the terms and conditions of the Lease and subject to the terms and conditions set forth in this Section 6. The period from the New Premises Commencement Date until the Subleased Premises Termination Date shall be referred to herein as the "SUBLEASED PREMISES TERM." As of the Subleased Premises Termination Date, the lease of the Subleased Premises shall terminate and Tenant shall vacate, or cause any subtenants or occupants thereof to vacate, the Subleased Premises, and return Subleased Premises to Landlord in the condition as required pursuant to the terms of the Lease.

                 6.2 Base Rent and Tenant's Proportionate Share. Effective as of the New Premises Commencement Date and continuing throughout the Subleased Premises Term, Tenant shall pay Base Rent for (i) Suite 640 at the rate of Three Thousand Eight Hundred Twenty-Nine and 50/100 Dollars ($3,829.50) per month, and (ii) the Suite 400 at the rate of Sixteen Thousand Seven Hundred Nineteen and 00/100 Dollars ($16,719.00) per month. Notwithstanding anything to the contrary set forth in the Lease, as amended by this Third Amendment to Lease,





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                                                              [Kerr Group, Inc.]

Tenant shall not be required to pay Tenant's Proportionate Share of Building Operating Costs for the Subleased Premises during the Subleased Premises Term; provided, however, that Tenant shall remain liable for Tenant's Proportionate Share of Building Operating Costs for the Subleased Premises for the period of time prior to the Subleased Premises Term.

         7. Reduction of Existing Premises. The portion of the Existing Premises other than the New Premises and the Subleased Premises is known as "SUITE 660" and consists of approximately 1,933 rentable square feet of space on the sixth floor of the Building and is further described on Exhibit "A" attached hereto. Effective as of December 31, 1994 (the "SUITE 660 EXPIRATION DATE") and conditioned upon the performance by the parties of the provisions of this Third Amendment to Lease, Landlord and Tenant hereby agree that Landlord and Tenant shall, as of the Suite 660 Expiration Date, be fully and unconditionally released and discharged from their respective obligations arising under the Lease after the Suite 660 Expiration Date with respect to Suite 660 only, provided that Tenant shall remain liable with respect to the period of its occupancy of Suite 660 following the Suite 660 Expiration Date for the performance of all its obligations under the Lease. Tenant hereby agrees to vacate Suite 660 and surrender and deliver exclusive possession thereof to Landlord on or before March 31, 1995 in accordance with the provisions of the Lease.

         8. Tenant Improvements. Except as specifically set forth in the Lease, as amended by this Third Amendment to Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant acknowledges that as of the date hereof, Tenant is occupying the Premises and as such agrees to accept the Premises in its presently existing "as-is" condition. Tenant shall be entitled, however, to a one-time allowance (the "ALTERATIONS ALLOWANCE") in the amount of Seventeen and 50/100 Dollars ($17.50) for each of the 23,166 rentable square feet of the New Premises, or Four Hundred Five Thousand Four Hundred Five and 00/100 Dollars ($405,405.00) for reimbursement to Tenant of the costs relating to Tenant's construction of improvements to the New Premises (the "NEW ALTERATIONS"), provided that Tenant's construction of the New Alterations shall be subject to the terms of Article 10 of the Office Lease. In connection with Tenant's construction of the New Alterations, Tenant shall not be required to pay a coordination fee to Landlord. Tenant will competitively bid the New Alterations to a minimum of three (3) general contractors. The selection of the bidding general contractors and subcontractors who will perform the New Alterations shall be subject to the mutual reasonable approval by Landlord and Tenant. Additionally, the general contractor and subcontractors will not be charged for parking or elevator usage in the Building during the construction of the New Alterations. The portion of the Alterations Allowance not paid to Tenant pursuant to the terms of the following sentence shall be held by Landlord and may be utilized by Tenant for New Alterations in the New Premises at any time during the remainder of the Term.





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                                                              [Kerr Group, Inc.]

                 Within fifteen (15) days after the full execution and delivery of this Third Amendment to Lease, Landlord shall deliver to Tenant a check in the amount of Two Hundred Eighty-Nine Thousand Five Hundred Seventy-Five and No/100 Dollars ($289,575.00), which amount is equal to Twelve and 50/100 Dollars ($12.50) for each of the 23,166 rentable square feet of the New Premises, and which amount shall be deducted from the Alterations Allowance upon payment to Tenant.

         9. Parking. Notwithstanding anything to the contrary contained in the Lease, (i) commencing on the New Premises Commencement Date and continuing throughout the Term and the "Option Period," as that term is defined in Section 10.1, below, if applicable, Tenant shall have the right to rent sixty-nine (69) parking passes (which amount includes one pass for valet parking) with respect to the New Premises (i.e., 3 spaces per 1,000 rentable square feet of the New Premises times 23,166 rentable square feet) and (ii) commencing on the New Premises Commencement Date and continuing throughout the Subleased Premises Term, Tenant shall have the right to rent forty-seven (47) parking passes with respect to the Subleased Premises (i.e., 3 spaces per 1,000 rentable square feet of the Subleased Premises times 15,719 rentable square feet), subject to the terms set forth in Exhibit F to the Office Lease, except as revised pursuant to this Third Amendment to Lease. Tenant shall pay to Landlord or the parking garage operator the prevailing monthly rate for such parking passes (provided that the valet parking pass shall be rented by Tenant at the same rate as an unreserved parking pass) utilized by Tenant. Notwithstanding anything to the contrary set forth in the preceding sentence, Tenant shall not be required to pay any charges for sixty-six (66) of such parking passes during the period from January, 1995, through June, 1995, provided that Tenant shall be responsible for any taxes imposed by any governmental authority in connection with the renting of all such parking passes by Tenant or the use of such parking facility by Tenant.

         10.     Option Term.

                 10.1 Option Right. Landlord hereby grants Kerr Group, Inc. (the "ORIGINAL TENANT") one (1) option to extend the Lease Term for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term, Tenant is not in default under this Lease and Tenant has not previously been in default under this Lease more than once, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this
Section 10 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if the Original Tenant occupies the entire New Premises.





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                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]
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                 10.2     Option Rent.  The Rent payable by Tenant during the
Option Term (the "OPTION RENT") shall be equal to the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the New Premises for a term of five (5) years, which comparable space is located in the Building, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant.

                 10.3     Exercise of Options.  The option contained in this
Section 10 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twenty-four (24) months nor less than eighteen (18) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than sixteen (16) months prior to the expiration of the initial Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring fifteen (15) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty
(30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord.

         11. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment to Lease other than Travers Realty Corporation (the "BROKER"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment to Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

         12. Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in the Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building and Land, and neither Landlord, nor any of its constituent partners, shall have any





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                                                              [Kerr Group, Inc.]

personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

         This Third Amendment to Lease is being executed by Trust Company of the West on behalf of Landlord. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with the Lease, as amended by this Third Amendment to Lease, or any other document or instrument heretofore or hereafter executed in connection with the Lease, as amended by this Third Amendment to Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section 12 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument.

         13. Compliance With Law. As of the New Premises Commencement Date the last sentence of Paragraph 8(a) shall be deleted in its entirety and replaced with the following:

"Landlord shall, at Landlord's sole cost and expense, cause the common areas on the fourth and sixth floors of the Building to comply with any law, statute, ordinance or other governmental rule, regulation or requirement (collectively, "LAWS"), which are being enforced as of the New Premises Commencement Date. Tenant shall, at its sole cost and expense, comply with all such Laws, now in force or which may hereafter be enacted or promulgated which relate to the Premises and, to the extent required by Tenant's use of the Premises or Tenant's alterations of the Premises, which relate to the Building; provided that Landlord shall comply with all such Laws which relate to the portion of the Building and the Land outside the Premises (the cost of which compliance obligations shall be included in Building Operating Expenses to the extent permitted pursuant to the terms of Section 4 of the Office Lease and Section 4 of this Third Amendment to Lease), unless such compliance obligations are triggered by Tenant's construction of the New Alterations in the Premises, in which event such compliance obligations shall be at Tenant's sole cost and expense."

         14.     Remedies on Default.

                 14.1 Event of Default Addition. Section 23 of the Office Lease is hereby amended to include a new subparagraph 23(h) stating as follows:

"23(h)   In the event of any default by Tenant, Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without





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                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due."

                 14.2 Interest Charged Upon Default by Tenant. Section 23(d) of the Lease is hereby deleted and in its place the following is inserted:

"The 'worth at the time of award' of the amounts referred to in Section 23(c)(ii) is computed by allowing interest at the legal rate. The worth at the time of award of the amount referred to in Section 23(c)(iii), above, is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)."

         15.     Additions to Office Lease.

                 15.1 Subparagraph 4(b)(2)(e). Subparagraph 4(b)(2)(e) of the Office Lease is hereby amended to insert the words "by the parties or, if the parties are unable to reach a mutual final determination, by a court of law" in the second sentence after the words "final determination thereof."

                 15.2 Paragraph 13(a). Paragraph 13(a) of the Office Lease is hereby amended to insert the words "Presidents' Day, Memorial Day" after the words "(except on the holidays known as..."

         16. Building Services. Notwithstanding anything to the contrary set forth in the Lease, Subparagraph 13(a)(vi) of the Office Lease is hereby modified such that if Tenant utilizes central heating, ventilation and air-conditioning provided by Landlord outside normal hours, Tenant shall pay to Landlord the sum of $90.00 an hour per floor, which amount may be subsequently modified by Landlord if Landlord's cost of providing such services to Tenant, including a reasonable charge for Landlord's administrative expenses, exceeds such sum.

         17. Insurance. Notwithstanding anything to the contrary set forth in Section 21(b) of the Office Lease, Tenant's insurance policy, as more particularly described in Section 21(b) of the Office Lease shall name Landlord, Trust Company of the West, TCW Realty Advisors and CB Commercial Real Estate Group, Inc., as additional insureds.

         18. Acknowledgment, Representation And Warranty Regarding Prohibited Transactions. Tenant hereby acknowledges that Landlord is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000 et seq., as amended (the "ED CODE"). As a result, Landlord is prohibited from engaging in certain transactions with a "school district or other employing agency" or a "member, retirant or beneficiary" (as those terms are defined in the Ed Code). In addition, Landlord may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the "CODE"). Accordingly, Tenant represents and





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                                                              [Kerr Group, Inc.]

warrants to Landlord that (a) Tenant is neither a school district or other employing agency nor a member, retirant or beneficiary; (b) has not made any contribution or contributions to Landlord; (c) neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to Landlord, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code;
(d) neither Trust Company of the West, its affiliates, related entities, agents, officers, directors or employees, nor any State Teachers' trustee, agent, related entity, affiliate, employee or internal investment contractor (both groups collectively, "LANDLORD AFFILIATES") has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with Tenant or any person or entity affiliated with Tenant relating to the transactions contemplated by this Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

         19. Waiver of Costs Incurred. Notwithstanding anything to the contrary set forth in the Lease, as a material condition precedent to Landlord and Tenant entering into this Third Amendment to Lease, the parties hereby agree that no sums are due and owing from one party to the other party pursuant to the terms of the Lease for the period of the Lease term prior to the New Premises Commencement Date. The parties further hereby agree that if any sums are found to be due and owing pursuant to the terms of the Lease by either party to the other party for the period prior to the New Premises Commencement Date, such sum, if any, is hereby deemed waived by the party owed such sum.

         20. Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be liable to Tenant and Tenant hereby waives any claim against Landlord for any consequential damages incurred by Tenant as a result of Landlord's acts or omissions or failure to provide services or utilities as required by the Lease, as amended by this Third Amendment to Lease.

         21. Fire Or Casualty Damage. Notwithstanding anything to the contrary contained in Article 19 of the Lease, if the Premises or Building are damaged by fire or other cause, then, in addition to the grounds for termination set forth in Sections 19(a) and 19(c) of the Office Lease, Landlord may elect not to rebuild and/or restore the Premises or Building and may instead terminate this Lease, whether or not the Premises are affected, if either: (i) the repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums), or (ii) the cost of such damage which is not covered, excluding deductible amounts, by Landlord's insurance policies, is in excess of (a) Two Million Dollars ($2,000,000.00) during the period from January, 1995 through December, 1999 or (b) One Million Dollars ($1,000,000.00) during the period from January, 2000 through December, 2004, provided that Landlord does not commence rebuilding and/or restoring the Premises or Building for a period equal to at least one (1) year following the date Landlord notifies Tenant in writing of Landlord's election to terminate the





                                      -10-
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

Lease pursuant to the terms of items (i) or (ii), above. Landlord shall notify Tenant in writing of Landlord's election to terminate this Lease within sixty
(60) days after the date such damage becomes known to Landlord, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises. If Landlord terminates this Lease, the Rent shall be apportioned and paid to the date of termination.

         22. Deletions from Lease. Effective as of the New Premises Commencement Date, the parties hereby agree that Articles 28(a), 48 and 49 of the Office Lease and Section 1 of the Second Amendment shall be deemed deleted in their entirety and of no force or effect.

         23. Landlord Default. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of
(i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the New Premises Commencement Date and required by the Lease, which substantially interferes with Tenant's use of the Premises, or (ii) any failure to provide services or access to the Premises as a result of any cause within Landlord's reasonable control or as a direct result of Landlord's negligence or willful misconduct or if Landlord is not proceeding diligently to correct such failure (each such set of circumstances as set forth in items (i) and (ii), above, to be known as an "ABATEMENT EVENT"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice (the "ELIGIBILITY PERIOD"), then the Base Rent and Tenant's Proportionate Share of the Building Operating Costs shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant's Proportionate Share of the Building Operating Costs for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant's Proportionate Share of the Building Operating Costs shall be Tenant's sole and exclusive remedy at law or in equity to abate Base Rent and Tenant's Proportionate Share of the Building Operating Costs, or, as set forth below, to terminate this Lease, for an Abatement Event; provided, however, that nothing in this Section 23 shall be construed to limit Tenant's





                                      -11-
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

legal or equitable rights or remedies to seek damages as a result of an Abatement Event. In the event that Landlord has not cured such Abatement Event within one hundred eighty (180) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such 180-day period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the "ABATEMENT EVENT TERMINATION NOTICE") during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the "ABATEMENT EVENT TERMINATION DATE"), which Abatement Event Termination Date shall not be less than ten (10) business days, and not more than six (6) months, following the delivery of the Abatement Event Termination Notice. Except as provided in this Section 22, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

         Except as explicitly set forth in this Third Amendment to Lease, all defined terms herein shall have their respective meanings as set forth in the Lease and the terms and provisions of the Lease shall be and remain in full force and effect. In the event of a conflict between the terms and provisions of the Lease and this Third Amendment to Lease, the terms and provisions of this Third Amendment to Lease shall control.


                                 "LANDLORD":


                                 STATE TEACHERS' RETIREMENT SYSTEM, a retirement system created pursuant to the laws of the State of California


                                 By:      TRUST COMPANY OF THE WEST,
                                 a California corporation, as Investment Manager

                                          By: /s/   Hugh Derstin
                                              ----------------------------------
                                              Authorized Signatory

                                          By: /s/  Gary Mears
                                              ----------------------------------
                                              Authorized Signatory

THE FOREGOING IS ACCEPTED AND AGREED TO:

"TENANT"

KERR GROUP, INC.
a Delaware corporation

By:  /s/  D.G. Strickland
     ------------------------------------




                                      -12-
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

         Its: Senior Vice President
             -------------------------------------
By:  L.R. Knipple
   -----------------------------------------------
         Its: Vice President, Secretary
             -------------------------------------





                                      -13-
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

                                   EXHIBIT A
                  NEW PREMISES; SUBLEASED PREMISES; SUITE 660





                     [Floor plan of 4th floor of premises]





                                      -14-
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

                    [Floor plan of fifth floor of premises]





                               EXHIBIT A - Page 2
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]

                    [Floor plan of sixth floor of premises]





                               EXHIBIT A - Page 3
                                                          1840 CENTURY PARK EAST
                                                              [Kerr Group, Inc.]